Exhibit 10.3

GUARANTEE FEE AND REIMBURSEMENT AGREEMENT

THIS GUARANTEE FEE AND REIMBURSEMENT AGREEMENT (this “Agreement”) is entered into as of this 29th day of September, 2006 between HAPC, INC., a Delaware corporation (“HAPC”), and SEAN MCDEVITT (“SM”), PAT LAVECCHIA (“PL”) and PHILLIP HARRIS (“PH”). SM, PL and PH, and their respective executors, heirs, personal and legal representatives, successors, and assigns, are sometimes hereinafter collectively referred to individually as a “Guarantor” and, collectively, as the “Guarantors”.

WHEREAS, I-Flow Corporation (“I-Flow”), InfuSystem, Inc. (“InfuSystem”), HAPC and Iceland Acquisition Subsidiary, Inc., a Delaware corporation (the “Acquisition Sub”), have entered into that certain Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), pursuant to which HAPC will purchase all of the issued and outstanding capital stock of InfuSystem through Acquisition Sub;

WHEREAS, in order to induce the I-Flow to execute the Stock Purchase Agreement, the Guarantors have executed and delivered that certain Guaranty, dated as of the date hereof, in favor of I-Flow (the “Guaranty”), and have agreed to provide certain collateral within 15 days, in each case (the “Collateral”) to secure certain payment obligations of HAPC pursuant to the Stock Purchase Agreement.

WHEREAS, as a material inducement for the Guarantors to execute the Guaranty and provide the Collateral, HAPC has agreed to pay to each Guarantor a fee and reimburse and indemnify the Guarantors, all as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual: promises and covenants contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Guarantee Fee. In consideration of the execution by each of the Guarantors of the Guaranty, HAPC shall deliver to the Guarantors an aggregate amount equal to $400,000 in cash by wire transfer of immediately available funds (the “Guarantee Fee”), payable $100,000 upon the execution and delivery of the Guaranty and $300,000 upon the closing of the transactions contemplated by, or the termination of, the Stock Purchase Agreement.

2. Reimbursement. In the event any Guarantor pays any amounts in respect of its obligations under the Guaranty or any of the Collateral of any Guarantor is foreclosed (referred to herein as a “Reimbursable Event”), HAPC shall immediately reimburse such Guarantor for amount paid or the value of the collateral foreclosed in cash by wire transfer of immediately available funds.

3. Demand Note. In the event HAPC does not (i) pay the Guarantee Fee to the Guarantors pursuant to the Section 1, or (ii) immediately reimburse the Guarantors upon demand pursuant to the Section 2, in addition to any other remedies available under this Agreement or otherwise, each Guarantor shall have the right to request HAPC to immediately issue a demand note in favor of such Guarantor in the principal amount equal to such amount which has not be paid or reimbursed to such Guarantor. Such demand note shall bear interest at a rate per annum equal to 13%. Such interest shall be calculated daily on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed, without compounding.

4. (a) Indemnification. HAPC shall indemnify and hold harmless each of the Guarantors, to the fullest extent permitted by the law, from and against any and all liability, claims, losses, damages, costs and expenses, including, without limitation, counsel fees and disbursements, incurred by a Guarantor as a direct or indirect result of the transactions contemplated hereby, as soon as practicable but in any event no later than ten days after written demand is presented to HAPC by a Guarantor. Such indemnification shall include any and all awards, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges, including the claimant’s costs, counsel fees and disbursements, paid or payable in connection with or in respect of such awards, judgments, fines, penalties or amounts paid in settlement) of any such claim.

5. Payments. All payments hereunder to a Guarantor shall be made (i) without set-off, deduction or counterclaim of any kind whatsoever, and (ii) free and clear of and without deduction for or on account of any present or future taxes or duties of any nature now or hereafter imposed, unless otherwise required law. The amount of any payment to be made by HAPC pursuant to this Agreement shall bear interest at a rate per annum equal to 13%. Such interest shall be calculated daily on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed, without compounding.

6. (a) Guarantors’ Remedies. If a Guarantor has not been reimbursed or indemnified, or has not been issued a demand note as provided herein within the applicable time period prescribed herein, the Guarantor shall, in addition to any other remedies it may have, be entitled to bring suit against HAPC. Any action or proceeding arising out of or relating to this Agreement shall be brought in the City, County and State of New York and each party agrees to such jurisdiction and venue.

(b) Reimbursement by HAPC. To the extent a Guarantor is successful in such action, HAPC shall, in addition to any other sums that may be due, pay any and all expenses which are incurred by the Guarantor in connection with such suit against HAPC, including, but not limited to, the Guarantor’s counsel fees and disbursements.

(c) Non-Exclusive Rights. The reimbursement and indemnification provided by this Agreement not be deemed exclusive of any rights to which a Guarantor may be entitled under laws in effect now or in the future, or otherwise.

7. Continuation of Agreement. All obligations of HAPC contained herein shall continue for so long as a Guarantor shall be subject to any possible claim relating to a Reimbursable Event.

8. General.

(a) Assignment. This Assignment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective executors, heirs, personal and legal representatives, successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of HAPC.

(b) No Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(c) Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

(d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

(e) Notices. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier for delivery on the next business day), or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case to the parties at their most recent principal business or residence address noted on HAPC’s books and records for the subject party. The term “business day,” as used herein, shall mean any day on which banks are not required or authorized to close in the City of New York.

(f) No Claim Against Trust Fund. Each Guarantor hereby acknowledges that it understands that HAPC has established a trust account at JPMorgan Chase Bank, N.A. (the “Trust Account”), initially in an amount of approximately $96,200,000 (including deferred underwriting discount and commission of $5,468,000), for the benefit of HAPC’s public stockholders and that HAPC may disburse monies from the Trust Account only (a) to the HAPC’s public stockholders (i) in the event they elect to exercise their Conversion Rights, or (ii) in the event of the liquidation of the HAPC, (b) to HAPC concurrently with the consummation of a business combination, as described in the Prospectus (a “Business Combination”), or (c) solely with respect to underwriter’s deferred discounts and commissions placed in the Trust Account, to FTN Midwest Securities Corp. after consummation of a Business Combination. Each of the Guarantor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claims”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts with the Buyer and will not seek recourse against the Trust Account for any reason whatsoever. For purposed of this paragraph, (i) “Conversion Rights” shall mean the right set forth in HAPC’s certificate of incorporation whereby holders of HAPC’s public common stock who vote against a proposed Business Combination may elect to have their shares of common stock converted to cash if the acquisition is consummated, and (ii) “Prospectus” shall mean the final prospectus relating to HAPC’s initial public offering dated April 11, 2006.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

HAPC, INC.

By
Name:
Title:

SEAN MCDEVITT

PAT LAVECCHIA

PHILLIP HARRIS

Signature Page to Guarantee Fee And Reimbursement Agreement